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                                                                    EXHIBIT 10.4




                             FIRST AMENDMENT TO THE
                                HABERSHAM BANCORP
                        1996 INCENTIVE STOCK OPTION PLAN


THIS FIRST AMENDMENT is made as of January 29, 2000, by Habersham Bancorp, a Georgia corporation (the "Company").

         WHEREAS, the Company maintains the Habersham Bancorp 1996 Incentive Stock Option Plan (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan to increase the number of shares reserved for issuance under the Plan.

         NOW, THEREFORE, BE IT RESOLVED, that the Company does hereby amend the Plan, effective as of the date first set forth above, by deleting the existing
Section 2.2 and replacing it with the following new Section 2.2:

                  "2.2 Stock Subject to the Plan. Subject to adjustment in accordance with Section 4.1, 600,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Options. At no time shall the Company have outstanding Options subject to Section 16 of the Securities Exchange Act of 1934 and shares of stock issued in respect of Options in excess of the Maximum Plan Shares."

         Except as specifically amended hereby, the remaining provisions of the Plan shall remain in full force and effect as prior to the adoption of this First Amendment.

         IN WITNESS WHEREOF, the Company has caused this First Amendment to be duly executed under seal on its behalf, effective as of the date first above written.


ATTEST:                              HABERSHAM BANCORP

By:  /s/  Edward D. Ariail           By:  /s/   David D. Stovall
   ------------------------------       ---------------------------------------
   Title: Vice President and            Title: President and Chief
          Corporate Secretary                  Executive Officer